Exhibit 10.1

AMENDMENT NO. 7 TO SECOND AMENDED

AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT, dated as of June 28, 2011, by and between Manitex International, Inc., a Michigan corporation formerly known as Veri-Tek International, Corp., and Manitex, Inc., a Texas corporation (the “Companies”, and individually a “Company”), and Comerica Bank, a Texas banking association, of Detroit, Michigan (“Bank”).

WITNESSETH:

WHEREAS, Companies and Bank entered into that certain Second Amended and Restated Credit Agreement dated April 11, 2007, as amended (the “Agreement”); and

WHEREAS, Companies and Bank wish to amend the Agreement;

NOW, THEREFORE, Companies and Bank agree as follows:

1.	The following definitions set forth in Section 1 of the Agreement are amended to read as follows:

“Affiliate Guaranty” shall mean, individually and collectively, the Guaranty dated as of the date hereof, executed and delivered by Manitex Skycrane, Holdings, Manitex, LLC, and Quantum Value Management, L.P. to Bank and the Guaranty dated as of June 29, 2011 executed and delivered by Manitex Load King, Inc. and Badger Equipment Company to Bank.

“Borrowing Base” shall mean, as of any determination, the sum of (a) eighty-five percent (85%) of Eligible Accounts, plus (b) eighty-five percent (85%) of Eligible Canadian Accounts, plus (c) the lesser of (i) the Applicable Inventory Percentage of Eligible Inventory and (ii) $14,000,000, plus (d) $1,500,000.

“Debt Service Coverage Ratio” shall mean as of the end of any fiscal quarter of Holdings, a ratio, the numerator of which is the Consolidated net income of Holdings and its Subsidiaries for the four fiscal quarters then ending, plus, to the extent deducted in the computation of such Consolidated net income, depreciation and amortization expense, income tax expense, interest expense and non-cash expenses or charges of Holdings and its Subsidiaries for such period, minus any non-cash income or gains of Holdings and its Subsidiaries for such period, and the denominator of which is the aggregate amount of all payments of principal and interest due and payable during such period with respect to non-subordinated Funded Debt of Holdings and its Subsidiaries, all as determined in accordance with GAAP.

“Revolving Credit Maturity Date” shall mean April 1, 2015.

“Revolving Credit Maximum Amount” shall mean Twenty-Two Million Five Hundred Thousand Dollars ($22,500,000).

“Security Agreements” shall mean the Security Agreement (All Assets) dated March 7, 2003, executed and delivered by Manitex to Bank, the Security Agreement (All Assets) dated March 10, 2005, executed and delivered by Manitex Skycrane to Bank, and the Security Agreements (All Assets) dated June 29, 2011 executed and delivered by Manitex Load King, Inc. and Badger Equipment Company to Bank.

2.	The following new definition is added to Section 1 of the Agreement in appropriate alphabetical order:

“Funded Debt to EBITDA Ratio” shall mean, as of any date of determination, a ratio the numerator of which is Funded Debt as of such date, and the denominator of which is the Consolidated net income of Holdings and its Subsidiaries for the four fiscal quarters then ending, plus, to the extent deducted in the computation of such Consolidated net income, depreciation and amortization expense, income tax expense, interest expense and non-cash expenses or charges of Holdings and its Subsidiaries for such period, minus any non-cash income or gains of Holdings and its Subsidiaries for such period, in each case as determined in accordance with GAAP.

3.	New Section 2.6 is added to the Agreement to read as follows:

“2.6 Manitex shall pay to Bank an unused fee with respect to the Revolving Credit in an amount equal to one-eighth percent (1/8%) per annum multiplied by the amount by which the Revolving Credit Maximum Amount exceeds the average daily amount of advances outstanding under the Revolving Credit. The unused fee shall be calculated on the basis of a year of 360 days for the actual number of days elapsed and shall be payable quarterly in arrears on the first day of each calendar quarter (commencing July 1, 2011).”

4.	Section 8.1 of the Agreement is amended to read as follows:

“8.1 Furnish Bank:

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(a)	as soon as available, and in any event not later than one hundred twenty (120) days after and as of the end of each fiscal year of Holdings, copies of the 10K reports filed by Holdings with the United States Securities and Exchange Commission, which shall include Consolidated financial statements of Holdings and its Consolidated Subsidiaries for and as of the end of each such fiscal year, containing the balance sheets of Holdings and its Consolidated Subsidiaries as of the close of each such fiscal year, statements of income and retained earnings and a statement of cash flows of Holdings and its Consolidated Subsidiaries for each such fiscal year, and such other comments and financial details as are usually included in similar reports. Such financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied (“GAAP”), shall be in such detail as Bank may reasonably require, and shall be audited by independent certified public accountants of recognized standing selected by Holdings and acceptable to Bank;

(b)	within forty-five (45) days after and as of the end of each fiscal quarter (including the last fiscal quarter of each fiscal year), copies of all 10Q reports for Holdings and its Consolidated Subsidiaries filed with the United States Securities and Exchange Commission which shall include Consolidated and Consolidating financial statements of Holdings and its Consolidated Subsidiaries, containing the balance sheets of Holdings and its Consolidated Subsidiaries as of the end of each such fiscal quarter, statements of income and retained earnings and a statement of cash flows for Holdings and its Consolidated Subsidiaries for such quarter and for the portion of the fiscal year of Holdings and its Consolidated Subsidiaries through the end of the fiscal quarter ending, and such other comments and financial details as are usually included in similar reports. Such financial statements shall be prepared by Holdings and its Consolidated Subsidiaries in accordance with GAAP, and shall be certified as to accuracy and fairness by the chief executive or chief financial officer of Holdings and its Consolidated Subsidiaries;

(c)	within twenty-five (25) days after and as of the end of each month, detailed agings of the Borrowing Base Companies’

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Accounts and accounts payable and a Borrowing Base Report, each in form acceptable to Bank; and

(d)	promptly, and in form to be satisfactory to Bank, such other information as Bank may reasonably request from time to time.”

5.	Section 8.4 of the Agreement is amended to read as follows:

“8.4 Permit Bank through its authorized attorneys, accountants and representatives, to examine Holdings’ or each Subsidiary’s books, accounts, records, ledgers and assets of every kind and description at Companies’ expense at all reasonable times upon written request of Bank. Such examinations shall include, but not be limited to, annual audits of Consolidated Inventory and Accounts.”

6.	Section 9.6 of the Agreement is amended to read as follows:

“Make or allow to remain outstanding any investment (whether such investment shall be of the character of investment in shares of stock, evidence of indebtedness or other securities or otherwise) in, or any loans or advances to, any Person, except for advances to CVS or to any other wholly-owned foreign Subsidiary in an amount not to exceed $2,500,000 in the aggregate at any time outstanding.”

7.	Section 8.11(a) of the Agreement is amended to read as follows:

“(a) [Reserved.]”

8.	New Section 8.11(c) is added to the Agreement to read as follows:

“(c) Maintain, as of the last day of each fiscal quarter ending during the periods specified below, a Funded Debt to EBITDA Ratio of not more than the following:

Date(s)	Funded Debt to EBITDA Ratio
6/30/2011 through 3/31/2012	5.25 to 1.0
6/30/2012 through 3/31/13	4.75 to 1.0
6/30/13 and at each fiscal quarter-end thereafter	4.25 to 1.0

9.

In the event the shareholders of Holdings exercise the warrants they hold with regard to the stock of Holdings, Holdings shall cause the proceeds of such exercise to be contributed as equity to Holdings. An amount equal to at least fifty percent (50%) of such

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equity shall be used by Holdings to prepay the indebtedness outstanding under the existing term loan by Bank to Holdings with a current outstanding principal balance of $483,000. After such prepayment, any remaining portion of the 50% amount of such equity shall be used to prepay indebtedness outstanding under any additional term loan extended by Bank to Holdings after the date hereof. Failure to comply with this requirement shall constitute an Event of Default under the Agreement.

10.	Exhibits “A” and “C” to the Agreement are deleted and replaced with Exhibits “A” and “C” attached hereto.

11.	Within ninety (90) days from the date hereof, Companies shall deliver or cause to be delivered to Bank Lessor’s Acknowledgments and Subordinations, in form acceptable to Bank, executed by the landlords of the locations listed on Schedule 1 attached hereto.

12.	This Amendment may be executed in counterparts, of which this is one, all of which shall constitute one and the same instrument.

13.	Except as modified hereby, all of the terms and conditions of the Agreement shall remain in full force and effect. Capitalized terms used but not defined herein shall have the meanings given them in the Agreement.

14.	Each Company hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within such Company’s corporate powers, have been duly authorized, are not in contravention of law or the terms of such Company’s Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of such Company set forth in Sections 7.1 through 7.15 of the Agreement are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof; (c) no Default or Event of Default has occurred and is continuing as of the date hereof.

15.	This Amendment shall be effective upon (a) execution of this Amendment by Companies and Bank, (b) execution by Manitex of a new Revolving Credit Note in the form attached hereto as Exhibit “A”, (c) payment by the Companies to Bank of the non-refundable amendment fee in the amount of One Hundred Twelve Thousand Five Hundred Dollars ($112,500.00), and (d) execution and delivery to Bank of the other documents listed on the Closing Agenda dated as of the date hereof, each in form satisfactory to Bank.

[Remainder of Page Intentionally Left Blank]

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WITNESS the due execution hereof as of the day and year first above written.

BANK:		COMPANIES:

COMERICA BANK		MANITEX INTERNATIONAL, INC.

By:	/s/ James Q. Goudie III	By:	/s/ David H. Gransee
Its:	VP & AGM	Its:	VP & CFO

MANITEX, INC.

		By:	/s/ David H. Gransee
		Its:	VP & CFO

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SCHEDULE 1

1.	3000 South Austin Avenue
Georgetown, TX 78628

2.	217 Patneaude Drive
Winona, MN 55987

3.	7402 West 100th Place
Bridgeview, IL 60455

4.	7135 Islington Avenue
Woodbridge, Ontario, Canada L4L 1V9

5.	701 East Rose Street
Elk Point, SD 57025

EXHIBIT “A”

Master Revolving Note
LIBOR-based Rate/Prime Referenced Rate Maturity Date-Optional Advances (Business and Commercial Loans Only)

AMOUNT	NOTE DATE	MATURITY DATE

$22,500,000	June 29, 2011	April 1, 2015

On or before the Maturity Date set forth above, FOR VALUE RECEIVED, the undersigned promise(s) to pay to the order of COMERICA BANK (herein called “Bank”), at any office of the Bank in the State of Michigan, the principal sum of TWENTY-TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($22,500,000), or so much of said sum as has been advanced and is then outstanding under this Note, together with interest thereon as hereinafter set forth.

This Note is a note under which Advances, repayments and re-Advances may be made from time to time, subject to the terms and conditions of this Note. AT NO TIME SHALL THE BANK BE UNDER ANY OBLIGATION TO MAKE ANY ADVANCES TO THE UNDERSIGNED PURSUANT TO THIS NOTE (NOTWITHSTANDING ANYTHING EXPRESSED OR IMPLIED IN THIS NOTE OR ELSEWHERE TO THE CONTRARY, INCLUDING, WITHOUT LIMIT, IF THE BANK SUPPLIES THE UNDERSIGNED WITH A BORROWING FORMULA) FOLLOWING THE OCCURRENCE OF A DEFAULT (OR EVENT WHICH, WITH THE GIVING OF NOTICE OR PASSAGE OF TIME, OR BOTH, WOULD CONSTITUTE A DEFAULT) AND THE BANK, AT ANY TIME AND FROM TIME TO TIME FOLLOWING THE OCCURRENCE OF A DEFAULT (OR EVENT WHICH, WITH THE GIVING OF NOTICE OR PASSAGE OF TIME, OR BOTH, WOULD CONSTITUTE A DEFAULT), WITHOUT NOTICE, AND IN ITS SOLE DISCRETION, MAY REFUSE TO MAKE ADVANCES TO THE UNDERSIGNED WITHOUT INCURRING ANY LIABILITY DUE TO THIS REFUSAL AND WITHOUT AFFECTING THE UNDERSIGNED’S LIABILITY UNDER THIS NOTE FOR ANY AND ALL AMOUNTS ADVANCED.

Subject to the terms and conditions of this Note, each of the Advances made hereunder shall bear interest at the LIBOR-based Rate plus the Applicable Margin or the Prime Referenced Rate plus the Applicable Margin, as elected by the undersigned or as otherwise determined under this Note.

Accrued and unpaid interest on the unpaid balance of each outstanding Advance hereunder shall be payable monthly, in arrears, on the first Business Day of each month, until maturity (whether as stated herein, by acceleration, or otherwise). Interest accruing on the basis of the Prime Referenced Rate shall be computed on the basis of a year of 360 days, and shall be assessed for the actual number of days elapsed, and in such computation, effect shall be given to any change in the Applicable Interest Rate as a result of any change in the Prime Referenced Rate on the date of each such change. Interest accruing on the basis of the LIBOR-based Rate shall be computed on the basis of a 360 day year and shall be assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto but not including the last day thereof.

From and after the occurrence of any Default hereunder, and so long as any such Default remains unremedied or uncured thereafter, the Indebtedness outstanding under this Note shall bear interest at a per annum rate of three percent (3%) above the otherwise Applicable Interest Rate(s), which interest shall be payable upon demand. In addition to the foregoing, a late payment charge equal to five percent (5%) of each late payment hereunder may be charged on any payment not received by Bank within ten (10) calendar days after the payment due date therefor, but acceptance of payment of any such charge shall not constitute a waiver of any Default hereunder.

In no event shall the interest payable under this Note at any time exceed the maximum rate permitted by law.

The amount and date of each Advance, its Applicable Interest Rate, its Interest Period, if applicable, and the amount and date of any repayment shall be noted on Bank’s records, which records shall be conclusive evidence thereof, absent manifest error; provided, however, any failure by Bank to make any such notation, or any error in any such notation, shall not relieve the undersigned of its/their obligations to repay Bank all amounts payable by the undersigned to Bank under or pursuant to this Note, when due in accordance with the terms hereof.

The undersigned may request an Advance hereunder, including the refunding of an outstanding Advance as the same type of Advance or the conversion of an outstanding Advance to another type of Advance, upon the delivery to Bank of a Request for Advance executed by the undersigned, subject to the following: (a) no Default, or any condition or event which, with the giving of notice or the running of time, or both, would constitute a Default, shall have occurred and be continuing or exist under this Note; (b) each such Request for Advance shall set forth the information required on the Request for Advance form annexed hereto as Exhibit “A”; (c) each such Request for Advance shall be delivered to Bank by 11:00 a.m. (Detroit, Michigan time) on the proposed date of the requested Advance; (d) the principal amount of each LIBOR-based Advance shall be at least Two Hundred Fifty Thousand Dollars ($250,000.00) (or such lesser amount as is acceptable to Bank in its sole discretion); (e) the proposed date of any refunding of any outstanding LIBOR-based Advance as another LIBOR-based Advance or the conversion of any outstanding LIBOR-based Advance to another type of Advance shall only be on the last day of the Interest Period applicable to such outstanding LIBOR-based Advance; (f) after giving effect to such Advance, the aggregate unpaid principal amount of Advances outstanding under this Note shall not exceed the face amount of this Note; and (g) a Request for Advance, once delivered to Bank, shall not be revocable by the undersigned; provided, however, as aforesaid, Bank shall not be obligated to make any Advance under this Note.

Advances hereunder may be requested in the undersigned’s discretion by telephonic notice to Bank. Any Advance requested by telephonic notice shall be confirmed by the undersigned that same day by submission to Bank, either by first class mail, facsimile or other means of delivery acceptable to Bank, of the written Request for Advance aforementioned. The undersigned acknowledge(s) that if Bank makes an Advance based on a telephonic request, it shall be for the undersigned’s convenience and all risks involved in the use of such procedure shall be borne by the undersigned, and the undersigned expressly agree(s) to indemnify and hold Bank harmless therefor.

If, as to any outstanding LIBOR-based Advance, Bank shall not receive a timely Request for Advance, or telephonic notice, in accordance with the foregoing requesting the refunding or continuation of such Advance as another LIBOR-based Advance for a specified Interest Period or the conversion of such Advance to a Prime-based Advance, effective as of the last day of the Interest Period applicable to such outstanding LIBOR-based Advance, and as of the last day of each succeeding Interest Period, the principal amount of such Advance which is not then repaid shall be automatically refunded or continued as a LIBOR-based Advance having an Interest Period equal to the same period of time as the Interest Period then ending for such outstanding LIBOR-based Advance, unless the undersigned is/are not entitled to request LIBOR-based Advances hereunder or otherwise elect the LIBOR-based Rate as the basis for the Applicable Interest Rate for the principal Indebtedness outstanding hereunder in accordance with the terms of this Note, or the LIBOR-based Rate is not otherwise available to the undersigned as the basis for the Applicable Interest Rate hereunder for the principal

Indebtedness outstanding hereunder in accordance with the terms of this Note, in which case, the Prime Referenced Rate plus the Applicable Margin shall be the Applicable Interest Rate hereunder in respect of such Indebtedness for such period, subject in all respects to the terms and conditions of this Note. The foregoing shall not in any way whatsoever limit or otherwise affect any of Bank’s rights or remedies under this Note upon the occurrence of any Default hereunder, or any condition or event which, with the giving of notice or the running of time, or both, would constitute a Default.

Subject to the definition of an “Interest Period” hereunder, in the event that any payment under this Note becomes due and payable on any day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and, to the extent applicable, interest shall continue to accrue and be payable thereon during such extension at the rates set forth in this Note.

All payments to be made by the undersigned to Bank under or pursuant to this Note shall be in immediately available United States funds, without setoff or counterclaim, and in the event that any payments submitted hereunder are in funds not available until collected, said payments shall continue to bear interest until collected.

If the undersigned make(s) any payment of principal with respect to any LIBOR-based Advance on any day other than the last day of the Interest Period applicable thereto (whether voluntarily, by acceleration, required payment or otherwise), or if the undersigned fail(s) to borrow any LIBOR-based Advance after notice has been given by the undersigned (or any of them) to Bank in accordance with the terms of this Note requesting such Advance, or if the undersigned fail(s) to make any payment of principal or interest in respect of a LIBOR-based Advance when due, the undersigned shall reimburse Bank, on demand, for any resulting loss, cost or expense incurred by Bank as a result thereof, including, without limitation, any such loss, cost or expense incurred in obtaining, liquidating, employing or redeploying deposits from third parties, whether or not Bank shall have funded or committed to fund such Advance. Such amount payable by the undersigned to Bank may include, without limitation, an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, refunded or converted, for the period from the date of such prepayment or of such failure to borrow, refund or convert, through the last day of the relevant Interest Period, at the applicable rate of interest for said Advance(s) provided under this Note, over (b) the amount of interest (as reasonably determined by Bank) which would have accrued to Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. Calculation of any amounts payable to Bank under this paragraph shall be made as though Bank shall have actually funded or committed to fund the relevant LIBOR-based Advance through the purchase of an underlying deposit in an amount equal to the amount of such Advance and having a maturity comparable to the relevant Interest Period; provided, however, that Bank may fund any LIBOR-based Advance in any manner it deems fit and the foregoing assumptions shall be utilized only for the purpose of the calculation of amounts payable under this paragraph. Upon the written request of the undersigned, Bank shall deliver to the undersigned a certificate setting forth the basis for determining such losses, costs and expenses, which certificate shall be conclusively presumed correct, absent manifest error. The undersigned may prepay all or part of the outstanding balance of any Prime-based Advance under this Note or any Indebtedness hereunder which is bearing interest based upon the Prime Referenced Rate at any such time without premium or penalty. Any prepayment hereunder shall also be accompanied by the payment of all accrued and unpaid interest on the amount so prepaid.

For any LIBOR-based Advance, if Bank shall designate a LIBOR Lending Office which maintains books separate from those of the rest of Bank, Bank shall have the option of maintaining and carrying such Advance on the books of such LIBOR Lending Office.

If, at any time, Bank determines that, (a) Bank is unable to determine or ascertain the LIBOR-based Rate, or (b) by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars in the applicable amounts or for the relative maturities are not being offered to Bank for any applicable Advance or Interest Period, or (c) the LIBOR-based Rate plus the Applicable Margin will not accurately or fairly cover or reflect the cost to Bank of maintaining any of the Indebtedness under this Note based upon the LIBOR-based Rate, then Bank shall forthwith give notice thereof to the undersigned. Thereafter, until Bank notifies the undersigned that such conditions or circumstances no longer exist, the right of the undersigned to request a LIBOR-based Advance and to convert an Advance to or refund an Advance as a LIBOR-based Advance shall be suspended, and the Prime Referenced Rate plus the Applicable Margin shall be the Applicable Interest Rate for all Indebtedness hereunder during such period of time.

If, after the date hereof, the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by Bank (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such authority, shall make it unlawful or impossible for the Bank (or its LIBOR Lending Office) to make or maintain any Advance with interest based upon the LIBOR-based Rate, Bank shall forthwith give notice thereof to the undersigned. Thereafter, (a) until Bank notifies the undersigned that such conditions or circumstances no longer exist, the right of the undersigned to request a LIBOR-based Advance and to convert an Advance to or refund an Advance as a LIBOR-based Advance shall be suspended, and thereafter, the undersigned may select only the Prime Referenced Rate plus the Applicable Margin as the Applicable Interest Rate for the Indebtedness hereunder, and (b) if Bank may not lawfully continue to maintain an outstanding LIBOR-based Advance to the end of the then current Interest Period applicable thereto, the Prime Referenced Rate plus the Applicable Margin shall be the Applicable Interest Rate for the remainder of such Interest Period with respect to such outstanding Advance.

If the adoption after the date hereof, or any change after the date hereof in, any applicable law, rule or regulation (whether domestic or foreign) of any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) made by any such authority, central bank or comparable agency after the date hereof: (a) shall subject Bank (or its LIBOR Lending Office) to any tax, duty or other charge with respect to this Note or any Indebtedness hereunder, or shall change the basis of taxation of payments to Bank (or its LIBOR Lending Office) of the principal of or interest under this Note or any other amounts due under this Note in respect thereof (except for changes in the rate of tax on the overall net income of Bank or its LIBOR Lending Office imposed by the jurisdiction in which Bank’s principal executive office or LIBOR Lending Office is located); or (b) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Bank (or its LIBOR Lending Office), or shall impose on Bank (or its LIBOR Lending Office) or the foreign exchange and interbank markets any other condition affecting this Note or the Indebtedness hereunder; and the result of any of the foregoing is to increase the cost to Bank of maintaining any part of the Indebtedness hereunder or to reduce the amount of any sum received or receivable by Bank under this Note by an amount deemed by the Bank to be material, then the undersigned shall pay to Bank, within fifteen (15) days of the undersigned’s receipt of written notice from Bank demanding such compensation, such additional amount or amounts as will compensate Bank for such increased cost or reduction. A certificate of Bank, prepared in good faith and in reasonable detail by Bank and submitted by Bank to the undersigned, setting forth the basis for determining such additional amount or amounts necessary to compensate Bank shall be conclusive and binding for all purposes, absent manifest error.

In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to Bank, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by Bank with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk-based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by Bank (or any corporation controlling Bank), and Bank determines that the amount of such capital is increased by or based upon the existence of any obligations of Bank hereunder or the maintaining of any Indebtedness hereunder, and such increase has the effect of reducing the rate of return on Bank’s (or such controlling corporation’s) capital as a consequence of such obligations or the maintaining of such Indebtedness hereunder to a level below that which Bank (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy), then the undersigned shall pay to Bank, within fifteen (15) days of the undersigned’s receipt of written notice from Bank demanding such compensation, additional amounts as are sufficient to compensate Bank (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which Bank reasonably determines to be allocable to the existence of any obligations of the Bank hereunder or to maintaining any Indebtedness hereunder. A certificate of Bank as to the amount of such compensation, prepared in good faith and in reasonable detail by the Bank and submitted by Bank to the undersigned, shall be conclusive and binding for all purposes absent manifest error.

This Note and any other indebtedness and liabilities of any kind of the undersigned (or any of them) to the Bank, and any and all modifications, renewals or extensions of it, whether joint or several, contingent or absolute, now existing or later arising, and however evidenced and whether incurred voluntarily or involuntarily, known or unknown, or originally payable to the Bank or to a third party and subsequently acquired by Bank including, without limitation, any late charges; loan fees or charges; overdraft indebtedness; costs incurred by Bank in establishing, determining, continuing or defending the validity or priority of any security interest, pledge or other lien or in pursuing any of its rights or remedies under any loan document (or otherwise) or in connection with any proceeding involving the Bank as a result of any financial accommodation to the undersigned (or any of them); and reasonable costs and expenses of attorneys and paralegals, whether inside or outside counsel is used, and whether any suit or other action is instituted, and to court costs if suit or action is instituted, and whether any such fees, costs or expenses are incurred at the trial court level or on appeal, in bankruptcy, in administrative proceedings, in probate proceedings or otherwise (collectively “Indebtedness”) are secured by and the Bank is granted a security interest in and lien upon all items deposited in any account of any of the undersigned with the Bank and by all proceeds of these items (cash or otherwise), all account balances of any of the undersigned from time to time with the Bank, by all property of any of the undersigned from time to time in the possession of the Bank and by any other collateral, rights and properties described in each and every deed of trust, mortgage, security agreement, pledge, assignment and other security or collateral agreement which has been, or will at any time(s) later be, executed by any (or all) of the undersigned to or for the benefit of the Bank (collectively “Collateral”). Notwithstanding the above, (i) to the extent that any portion of the Indebtedness is a consumer loan, that portion shall not be secured by any deed of trust or mortgage on or other security interest in any of the undersigned’s principal dwelling or in any of the undersigned’s real property which is not a purchase money security interest as to that portion, unless expressly provided to the contrary in another place, or (ii) if the undersigned (or any of them) has (have) given or give(s) Bank a deed of trust or mortgage covering California real property, that deed of trust or mortgage shall not secure this Note or any other indebtedness of the undersigned (or any of them), unless expressly provided to the contrary in another place, or (iii) if the undersigned (or any of them) has (have) given or give(s) the Bank a deed of trust or mortgage covering real property which, under Texas law, constitutes the homestead of such person, that deed of trust or mortgage shall not secure this Note or any other indebtedness of the undersigned (or any of them) unless expressly provided to the contrary in another place.

Upon the occurrence and at any time during the continuance or existence a Default, Bank may, at its option and without prior notice to the undersigned (or any of them), declare any or all of the Indebtedness to be immediately due and payable (notwithstanding any provisions contained in the evidence of it to the contrary), sell or liquidate all or any portion of the Collateral, set off against the Indebtedness any amounts owing by the Bank to the undersigned (or any of them), charge interest at the default rate provided in the document evidencing the relevant Indebtedness and exercise any one or more of the rights and remedies granted to the Bank by any agreement with the undersigned (or any of them) or given to it under applicable law.

The undersigned authorize(s) the Bank to charge any account(s) of the undersigned (or any of them) with the Bank for any and all sums due hereunder when due; provided, however, that such authorization shall not affect any of the undersigned’s obligation to pay to the Bank all amounts when due, whether or not any such account balances that are maintained by the undersigned with the Bank are insufficient to pay to the Bank any amounts when due, and to the extent that are insufficient to pay to the Bank all such amounts, the undersigned shall remain liable for any deficiencies until paid in full.

If this Note is signed by two or more parties (whether by all as makers or by one or more as an accommodation party or otherwise), the obligations and undertakings under this Note shall be that of all and any two or more jointly and also of each severally. This Note shall bind the undersigned, and the undersigned’s respective heirs, personal representatives, successors and assigns.

The undersigned waive(s) presentment, demand, protest, notice of dishonor, notice of demand or intent to demand, notice of acceleration or intent to accelerate, and all other notices, and agree(s) that no extension or indulgence to the undersigned (or any of them) or release, substitution or nonenforcement of any security, or release or substitution of any of the undersigned, any guarantor or any other party, whether with or without notice, shall affect the obligations of any of the undersigned. The undersigned waive(s) all defenses or right to discharge available under Section 3-605 of the Michigan Uniform Commercial Code and waive(s) all other suretyship defenses or right to discharge. The undersigned agree(s) that the Bank has the right to sell, assign, or grant participations or any interest in, any or all of the Indebtedness, and that, in connection with this right, but without limiting its ability to make other disclosures to the full extent allowable, the Bank may disclose all documents and information which the Bank now or later has relating to the undersigned or the Indebtedness. The undersigned agree(s) that the Bank may provide information relating to this Note or relating to the undersigned to the Bank’s parent, affiliates, subsidiaries and service providers.

The undersigned agree(s) to reimburse Bank, or any other holder or owner of this Note, for any and all costs and expenses (including, without limit, court costs, legal expenses and reasonable attorneys’ fees, whether inside or outside counsel is used, whether or not suit is instituted, and, if suit is instituted, whether at the trial court level, appellate level, in a bankruptcy, probate or administrative proceeding or otherwise) incurred in collecting or attempting to collect this Note or the Indebtedness or incurred in any other matter or proceeding relating to this Note or the Indebtedness.

The undersigned acknowledge(s) and agree(s) that there are no contrary agreements, oral or written, establishing a term of this Note and agree(s) that the terms and conditions of this Note may not be amended, waived or modified except in a writing signed by an officer of the Bank expressly stating that the writing constitutes an amendment, waiver or modification of the terms of this Note. As used in this Note, the word “undersigned” means, individually and collectively, each maker, accommodation party, endorser and other party signing this Note in a similar capacity. If any provision of this Note is unenforceable in whole or part for any reason, the remaining provisions shall continue to be effective. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF MICHIGAN, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

For the purposes of this Note, the following terms have the following meanings:

“Advance” means a borrowing requested by the undersigned and made by Bank under this Note, including any refunding of an outstanding Advance as the same type of Advance or the conversion of any such outstanding Advance to another type of Advance, and shall include a LIBOR-based Advance and a Prime-based Advance.

“Applicable Interest Rate” means the LIBOR-based Rate plus the Applicable Margin or the Prime Referenced Rate plus the Applicable Margin, as selected by the undersigned from time to time or as otherwise determined in accordance with the terms and conditions of this Note.

“Applicable Margin” means:

(a)	in respect of the LIBOR–based Rate, three and 15/100 percent (3.15%) per annum; and

(b)	in respect of the Prime Referenced Rate, zero percent (0%) per annum.

“Business Day” means any day, other than a Saturday, Sunday or any other day designated as a holiday under Federal or applicable State statute or regulation, on which Bank is open for all or substantially all of its domestic and international business (including dealings in foreign exchange) in Detroit, Michigan, and, in respect of notices and determinations relating to LIBOR-based Advances, the LIBOR-based Rate and the Daily Adjusting LIBOR Rate, also a day on which dealings in dollar deposits are also carried on in the London interbank market and on which banks are open for business in London, England.

“Daily Adjusting LIBOR Rate” means, for any day, a per annum interest rate which is equal to the quotient of the following:

(a)	for any day, the per annum rate of interest determined on the basis of the rate for deposits in United States Dollars for a period equal to one (1) month appearing on Page BBAM of the Bloomberg Financial Markets Information Service as of 11:00 a.m. (Detroit, Michigan time) (or as soon thereafter as practical) on such day, or if such day is not a Business Day, on the immediately preceding Business Day. In the event that such rate does not appear on Page BBAM of the Bloomberg Financial Markets Information Service (or otherwise on such Service) on any day, the “Daily Adjusting LIBOR Rate” for such day shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be reasonably selected by Bank, or, in the absence of such other service, the “Daily Adjusting LIBOR Rate” for such day shall, instead, be determined based upon the average of the rates at which Bank is offered dollar deposits at or about 11:00 a.m. (Detroit, Michigan time) (or as soon thereafter as practical), on such day, or if such day is not a Business Day, on the immediately preceding Business Day, in the interbank eurodollar market in an amount comparable to the applicable principal amount of Indebtedness hereunder and for a period equal to one (1) month;

divided by

(b)	1.00 minus the maximum rate (expressed as a decimal) on such day at which Bank is required to maintain reserves on “Euro-currency Liabilities” as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Bank is required to maintain reserves against a category of liabilities which includes eurodollar deposits or includes a category of assets which includes eurodollar loans, the rate at which such reserves are required to be maintained on such category.

“Default” means any Event of Default as defined in the Loan Agreement.

“Interest Period” means, with respect to a LIBOR-based Advance, a period of one (1) month, two (2) months, or three (3) months, as selected by the undersigned (and which period is acceptable to Bank in its sole discretion), or as otherwise determined pursuant to and in accordance with the terms of this Note, commencing on the day a LIBOR-based Advance is made or the day an Advance is converted to a LIBOR-based Advance or the day an outstanding LIBOR-based Advance is refunded or continued as another LIBOR-based Advance for an applicable Interest Period, provided that any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day, except that if the next succeeding Business Day falls in another calendar month, the Interest Period shall end on the next preceding Business Day, and when an Interest Period begins on a day which has no numerically corresponding day in the calendar month during which such Interest Period is to end, it shall end on the last Business Day of such calendar month. In the event that any LIBOR-based Advance is at any time refunded or continued as another LIBOR-based Advance for an additional Interest Period, such Interest Period shall commence on the last day of the preceding Interest Period then ending.

“LIBOR-based Advance” means an Advance which bears interest at the LIBOR-based Rate plus the Applicable Margin.

“LIBOR-based Rate” means a per annum interest rate which is equal to the quotient of the following:

(a)	the LIBOR Rate;

divided by

(b)	1.00 minus the maximum rate (expressed as a decimal) during such Interest Period at which Bank is required to maintain reserves on “Euro-currency Liabilities” as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Bank is required to maintain reserves against a category of liabilities which includes eurodollar deposits or includes a category of assets which includes eurodollar loans, the rate at which such reserves are required to be maintained on such category;

provided, however, in no event and at no time shall the LIBOR-based Rate be less than one percent (1.0%) per annum.

“LIBOR Lending Office” means Bank’s office located in the Cayman Islands, British West Indies, or such other branch of Bank, domestic or foreign, as it may hereafter designate as its LIBOR Lending Office by notice to the undersigned.

“LIBOR Rate” means, with respect to any Indebtedness outstanding under this Note bearing interest on the basis of the LIBOR-based Rate, the per annum rate of interest determined on the basis of the rate for deposits in United States Dollars for a period equal to the relevant Interest Period for such Indebtedness, commencing on the first day of such Interest Period, appearing on Page BBAM of the Bloomberg Financial Markets Information Service as of 11:00 a.m. (Detroit, Michigan time) (or as soon thereafter as practical), two (2) Business Days prior to the first day of such Interest Period. In the event that such rate does not appear on Page BBAM of the Bloomberg Financial Markets Information Service (or otherwise on such Service), the “LIBOR Rate” shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be reasonably selected by Bank, or, in the absence of such other service, the “LIBOR Rate” shall, instead, be determined based upon the average of the rates at which Bank is offered dollar deposits at or about 11:00 a.m. (Detroit, Michigan time) (or as soon thereafter as practical), two (2) Business Days prior to the first day of such Interest Period in the interbank eurodollar market in an amount comparable to the principal amount of the respective LIBOR-based Advance which is to bear interest on the basis of such LIBOR-based Rate and for a period equal to the relevant Interest Period.

“Loan Agreement” means that certain Second Amended and Restated Credit Agreement dated April 11, 2007 by and among the undersigned, Manitex International, Inc. and Bank, as amended, modified or amended and restated from time to time.

“Prime Rate” means the per annum interest rate established by Bank as its prime rate for its borrowers, as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by Bank at any such time.

“Prime-based Advance” means an Advance which bears interest at the Prime Referenced Rate plus the Applicable Margin.

“Prime Referenced Rate” means, for any day, a per annum interest rate which is equal to the Prime Rate in effect on such day, but in no event and at no time shall the Prime Referenced Rate be less than the sum of the Daily Adjusting LIBOR Rate for such day plus two and one-half percent (2.50%) per annum. If, at any time, Bank determines that it is unable to determine or ascertain the Daily Adjusting LIBOR Rate for any day, the Prime Referenced Rate for each such day shall be the Prime Rate in effect at such time, but not less than two and one-half percent (2.50%) per annum.

“Request for Advance” means a Request for Advance issued by the undersigned under this Note in the form annexed to this Note as Exhibit “A”.

No delay or failure of Bank in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of Bank under this Note are cumulative and not exclusive of any right or remedies which Bank would otherwise have, whether by other instruments or by law.

THE MAXIMUM INTEREST RATE SHALL NOT EXCEED 25% PER ANNUM OR THE HIGHEST APPLICABLE USURY CEILING, WHICHEVER IS LESS.

THE UNDERSIGNED AND BANK, BY ACCEPTANCE OF THIS NOTE, ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE OR THE INDEBTEDNESS.

This Note amends and restates and increases that certain Master Revolving Note dated as of June     , 2009, made in the principal amount of Twenty Million Five Hundred Thousand Dollars ($20,500,000) by the undersigned payable to Bank, as amended (the “Prior Note”); provided, however, (i) the execution and delivery by the undersigned of this Note shall not, in any manner or circumstance, be deemed to be a payment of, a novation of or to have terminated, extinguished or discharged any of the undersigned’s indebtedness evidenced by the Prior Note, all of which indebtedness shall continue under and shall hereinafter be evidenced and governed by this Note, and (ii) all collateral and guaranties securing or supporting the Prior Note shall continue to secure and support this Note.

MANITEX, INC.

By:
SIGNATURE OF

Its:
TITLE

3000 South Austin Avenue,	Georgetown	Texas	78628
STREET ADDRESS	CITY	STATE	ZIP

For Bank Use Only
LOAN OFFICER INITIALS	LOAN GROUP NAME	OBLIGOR NAME Manitex, Inc.
LOAN OFFICER ID. NO.	LOAN GROUP NO.	OBLIGOR NO.	NOTE NO.	AMOUNT $22,500,000

EXHIBIT “A”

REQUEST FOR ADVANCE

The undersigned hereby request(s) COMERICA BANK (“Bank”) to make a                             * Advance to the undersigned on                         ,             , in the amount of                                                                                                                            Dollars ($                    ) under the Master Revolving Note dated as of June 29, 2011, issued by the undersigned to said Bank in the face amount of Twenty-Two Million Five Hundred Thousand Dollars ($22,500,000) (the “Note”). The Interest Period for the requested Advance, if applicable, shall be                                                   (            )** month(s). In the event that any part of the Advance requested hereby constitutes the refunding or conversion of an outstanding Advance, the amount to be refunded or converted is                                                                                                                            Dollars ($                    ), and the last day of the Interest Period for the amounts being converted or refunded hereunder, if applicable, is                     , 201  .

The undersigned represent(s), warrant(s) and certify(ies) that no Default, or any condition or event which, with the giving of notice or the running of time, or both, would constitute a Default, has occurred and is continuing under the Note, and none will exist upon the making of the Advance requested hereunder. The undersigned further certify(ies) that upon advancing the sum requested hereunder, the aggregate principal amount outstanding under the Note will not exceed the face amount thereof. If the amount advanced to the undersigned under the Note shall at any time exceed the face amount thereof, the undersigned will immediately pay such excess amount, without any necessity of notice or demand.

The undersigned hereby authorize(s) Bank to disburse the proceeds of the Advance being requested by this Request for Advance by crediting the account of the undersigned with Bank separately designated by the undersigned or as the undersigned may otherwise direct, unless this Request for Advance is being submitted for a conversion or refunding of all or any part of any outstanding Advance(s), in which case, such proceeds shall be deemed to be utilized, to the extent necessary, to refund or convert that portion stated above of the existing outstandings under such Advance(s).

Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the Note.

*	Insert, as applicable, “LIBOR-based” or “Prime Referenced Rate”.
**	For a LIBOR-based Advance, insert the applicable Interest Period (i.e., “one (1)”, “two (2)” or “three (3)” months).

Dated this      day of                     , 201  .

MANITEX, INC.

By:
Its:

2

EXHIBIT “C”

COMPLIANCE REPORT

To:	Comerica Bank

Re:	Manitex International, Inc. and Manitex Inc. Second Amended and Restated Credit Agreement dated as of April 11, 2007 (as amended, the “Credit Agreement”)

This Compliance Report (“Report”) is furnished pursuant to Section 8.10 of the Credit Agreement and sets forth various information as of                     , 201   (the “Computation Date”).

1. Debt Service Coverage Ratio. On the Computation Date, the Debt Service Coverage Ratio, which is required to be not less than 1.2 to 1.0 was              to 1.0, as computed in the supporting documents attached hereto as Schedule 1.

2. Funded Debt to EBITDA Ratio. On the Computation Date, the Funded Debt to EBITDA Ratio, which is required to be not more than              to 1.0 was          to 1.0, as computed in the supporting documents attached hereto as Schedule 2.

The undersigned officer hereby certifies that to the best of his knowledge, after due inquiry:

A. All of the information set forth in this Report (and in any Schedule attached hereto) is true and correct in all material respects.

B. As of the Computation Date, the Companies have observed and performed all of its covenants and other agreements contained in the Credit Agreement.

C. I have personally reviewed the Credit Agreement and this Report is based on an examination sufficient to assure that this Report is accurate.

D. Except as stated as Schedule 3 hereto (which shall describe any existing Event of Default or event which with the passage of time and/or the giving of notice, would constitute an Event of Default and the notice and period of existence thereof and any action taken with respect thereto or contemplated to be taken by Companies), no Event of Default, or event which with the passage of time and/or the giving of notice would constitute an Event of Default, has occurred and is continuing on the date of this Report.

Capitalized terms used in this Report and in the schedules hereto, unless specifically defined to the contrary, have the meanings given to them in the Credit Agreement.

IN WITNESS WHEREOF, Holdings has caused this Report to be executed and delivered by its duly authorized officer this              day of                     , 201  .

MANITEX INTERNATIONAL, INC.

By:
Its:

2